High Yield Advantage Period ending 5/31/16

1.	SubManagement Contract between Putnam Investment Management,
LLC and Putnam Investments Limited dated February 27, 2014;
schedule A amended as of March 24, 2016 Incorporated by reference to PostEffective Amendment No. 36 to the Registrants Registration Statement filed on March 28, 2016.